Exhibit 99.2
Dave Weidman, Chairman and CEO Steven Sterin, Senior Vice President and CFO Celanese 2Q 2009 Earnings Conference Call / Webcast Tuesday, July 28, 2009 10:00 a.m. ET

Forward Looking Statements, Reconciliation and Use of Non- GAAP Measures to U.S. GAAP Forward-Looking Statements This presentation may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "outlook," "forecast," "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP This presentation reflects five performance measures, operating EBITDA, affiliate EBITDA, adjusted earnings per share, net debt and adjusted free cash flow, as non-U.S. GAAP measures. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA is operating profit; for affiliate EBITDA is equity in net earnings of affiliates; for adjusted earnings per share is earnings per common share-diluted; for net debt is total debt; and for adjusted free cash flow is cash flow from operations. Use of Non-U.S. GAAP Financial Information Operating EBITDA, a measure used by management to measure performance, is defined as operating profit from continuing operations, plus equity in net earnings from affiliates, other income and depreciation and amortization, and further adjusted for other charges and adjustments. We may provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a GAAP financial measure because a forecast of Other Charges and Adjustments is not practical. Our management believes operating EBITDA is useful to investors because it is one of the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Operating EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to operating profit as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of operating EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, operating EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements nor does it represent the amount used in our debt covenants. Affiliate EBITDA, a measure used by management to measure performance of its equity investments, is defined as the proportional operating profit plus the proportional depreciation and amortization of its equity investments. Affiliate EBITDA, including Celanese Proportional Share of affiliate information on Table 8, is not a recognized term under U.S. GAAP and is not meant to be an alternative to operating cash flow of the equity investments. The company has determined that it does not have sufficient ownership for operating control of these investments to consider their results on a consolidated basis. The company believes that investors should consider affiliate EBITDA when determining the equity investments' overall value in the company. Adjusted earnings per share is a measure used by management to measure performance. It is defined as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We may provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a GAAP financial measure without unreasonable effort because a forecast of Other Items is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information. The tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year, excluding changes in uncertain tax positions, discrete items and changes in management's assessments regarding the ability to realize deferred tax assets. We analyze this rate quarterly and adjust if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ significantly from the tax rate used for U.S. GAAP reporting in any given reporting period. It is not practical to reconcile our prospective adjusted tax rate to the actual U.S. GAAP tax rate in any future period. Net debt is defined as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information. Adjusted free cash flow is defined as cash flow from operations less capital expenditures, other productive asset purchases, operating cash from discontinued operations and certain other charges and adjustments. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's cash flow. Our management and credit analysts use adjusted free cash flow to evaluate the company's liquidity and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information. Results Unaudited The results presented in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Dave Weidman Chairman and Chief Executive Officer

Celanese Corporation 2Q 2009 highlights $ in millions (except EPS) 2nd Qtr 2009 2nd Qtr 2008 Net Sales $1,244 $1,868 Operating Profit/(Loss) $89 $207 Adjusted EPS $0.53 $1.20 Operating EBITDA $243 $406 Second Quarter 2009: Recent strategic activities further optimizes portfolio earnings Integrated portfolio delivering results in challenging environment Fixed spending reduction efforts delivering expected benefits Continued strong cash generation

Economic Recovery Earnings Power Expansion Recent strategic actions create shareholder value Balanced footprint in key regions Recovering conditions in key end-use industries Attractive balance sheet with strong cash generation Geographic Demand Capital Structure: Completed the sale of PVOH business to Sekisui Co. Sustainable fixed spending reductions Efficient and scalable capital Global macro trends driving customer growth Scalable capital: Nanjing acetic acid expansion by end of 2009 Celanese Advantages Celanese Levers of Value Increasing the earnings power of the business through multiple levers Capital Structure: Amended senior credit agreement to ensure future availability of revolver Operating: Cease manufacturing operations at Pardies, France facility by end of 4Q 2009 Innovation: Announced AOPlus(r)2 technology development

Steven Sterin Senior Vice President and CFO

Second Quarter 2009: Strong performance driven by higher pricing and China ventures growth for Acetate products offset modest volume decline Operating EBITDA improvement due to higher pricing, and lower fixed spending and energy costs Dividends, primarily from China ventures, up 15% to $53 million Consumer Specialties $ in millions 2nd Qtr 2009 2nd Qtr 2008 Net Sales $280 $292 Operating EBITDA $134 $107 Outlook: Stable volumes and margins expected in 2H 2009 Sustained earnings performance with continued benefits from lower fixed spending

$ in millions 2nd Qtr 2009 2nd Qtr 2008 Net Sales $184 $300 Operating EBITDA $28 $68 Advanced Engineered Materials Second Quarter 2009: Sustained pricing and margins with lower raw material, energy, and fixed costs Volume decrease driven by automotive production in US/EU and other consumer and durable goods segments Significant sequential EBITDA improvement Outlook: Continued volume pressures due to year-over-year reductions in global auto builds, but sequential improvement led by Asia and America growth Easing raw material, energy and fixed costs coupled with sustained pricing expected to positively impact margins Earnings continue to trend towards normalized trough

Second Quarter 2009: Growth in Asia offset by softer demand of PVOH and effect of the AT Plastics force majeure Lower raw material and energy costs, along with the benefits of fixed spending reductions, more than offset lower pricing Industrial Specialties $ in millions 2nd Qtr 2009 2nd Qtr 2008 Net Sales $267 $386 Operating EBITDA $35 $37 Outlook: Continued growth in Asia and sustained volumes expected in North America and Europe Raw material, energy costs and fixed spending reductions expected to continue to positively impact earnings PVOH business divested July 1, 2009

Acetyl Intermediates $ in millions 2nd Qtr 2009 2nd Qtr 2008 Net Sales $622 $1,067 Operating EBITDA $76 $227 Second Quarter 2009: Decrease in net sales due to volume declines and lower industry pricing Lower pricing on lower industry utilization rates and lower raw material costs Lower raw material, energy, and fixed costs offset by pricing and volumes decline Destocking appears complete; sequential volume improvement Outlook: Volumes sustained; segment performing at normalized trough profile Stable margins expected in 2009 due to advantaged technology and cost position

2Q 2009: Earnings contribution decreased to $64 million from $92 million on lower dividends from cost affiliates and lower earnings from AEM equity affiliates Higher dividends from China Acetate ventures offset by lower Ibn Sina dividends Income Statement Affiliate Performance Cash Flows 1Equity earnings investment excludes a $19 million tax benefit related to AEM equity affiliate in 2Q 2009 1 0 25 50 75 100 2Q 2008 2Q 2009 $ millions Dividends - Cost Investments Earnings - Equity Investments 0 25 50 75 100 2Q 2008 2Q 2009 $ millions Dividends - Cost Investments Dividends - Equity Investments

Solid cash generation Adjusted Free Cash Flow Adjusted Free Cash Flow Adjusted Free Cash Flow $ in millions Six Months 2009 Six Months 2008 Net cash provided by operating activities $299 $346 Adjustments to operating cash for discontinued operations ($1) ($5) Net cash provided by operating activities from continuing operations $298 $341 Less: Capital expenditures ($96) ($136) Other charges and adjustments1 $1 ($5) Adjusted Free Cash Flow $203 $200 1Amounts primarily associated with Kelsterbach relocation and the cash outflows for purchases of other productive assets that are classified as 'investing activities' for U.S. GAAP purposes. 2Starting from an Operating EBITDA base, excludes cash inflow of $190 million for PVOH and net Kelsterbach relocation cash inflow of ~$50 million Factors contributing to cash generation during second quarter 2009: Lower cash taxes Reduced capital expenditures Fixed spending reduction across all segments 2009E Cash Flow Guidance 2009E Cash Flow Guidance $ in millions 2009E2 Cash Taxes $20 - $50 Capital Expenditures $175 - $185 Reserve/Other $55 - $60 Net Interest $210 - $220 Pension $40 - $50 Dividends / Debt Service $100 - $110 Total Cash Outflows $600 - $675

Celanese capital structure Term Loan - $2.8 billion Other Debt Obligations - $703 million Cash - $1,145 million Net Debt - $2.3 billion Revolver - $600 million Cost Stability Flexibility Structure Characteristics Primary Components Recent revolver amendment cost less than $3 million; provides additional flexibility Credit Linked Revolver - $139 million Sources of Liquidity Debt Obligations

Appendix

2Q 2009 Other Charges and Other Adjustments by Segment in millions AEM CS IS AI Other Total Employee termination benefits 3 3 1 - (2) 5 Plant/office closures - - - - - - Ticona Kelsterbach plant relocation 3 - - - - 3 Clear Lake insurance recoveries - - - - - - Plumbing actions (2) - - - - (2) Asset impairments - - - - - - Other - - - - - - Total other charges 4 3 1 - (2) 6 Business optimization - - - - 1 1 Ticona Kelsterbach plant relocation 1 - - - - 1 Plant closures - - - 4 - 4 Other (19) - 4 - - (15) Total other adjustments (18) - 4 4 1 (9) Total other charges and other adjustments (14) 3 5 4 (1) (3)

Reg G: Reconciliation of Adjusted EPS (in $ millions, except per share data) 2009 2008 2009 2008 Earnings (loss) from continuing operations before tax 122 247 106 465 Non-GAAP adjustments Other charges and other adjustments 1 (3) 24 30 46 Adjusted Earnings (loss) from continuing operations before tax 119 271 136 511 Income tax (provision) benefit on adjusted earnings 2 (35) (70) (39) (133) Less: Noncontrolling interests - (1) - (1) Adjusted Earnings (loss) from continuing operations 84 202 97 379 Preferred dividends (2) (2) (5) (5) Adjusted net earnings (loss) available to common shareholders 82 200 92 374 Add back: Preferred dividends 2 2 5 5 Adjusted net earnings (loss) for adjusted EPS 84 202 97 379 Diluted shares (millions) 3 Weighted average shares outstanding 143.5 150.9 143.5 151.4 Assumed conversion of preferred shares 12.1 12.1 12.1 12.1 Assumed conversion of restricted stock units 0.5 0.8 0.3 0.6 Assumed conversion of stock options 1.0 4.0 0.5 3.5 Total diluted shares 157.1 167.8 156.4 167.6 Adjusted EPS 0.53 1.20 0.62 2.26 1 See Table 7 for details 2 The adjusted tax rate for the three and six months ended June 30, 2009 is 29% based on the forecasted adjusted tax rate for 2009. 3 Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive. Six Months Ended June 30, Three Months Ended June 30,

Reg G: Reconciliation of Net Debt June 30, December 31, (in $ millions) 2009 2008 Short-term borrowings and current installments of long-term debt - third party and affiliates 224 233 Long-term debt 3,268 3,300 Total debt 3,492 3,533 Less: Cash and cash equivalents 1,145 676 Net Debt 2,347 2,857

Reg G: Other Charges and Other Adjustments Other Charges: (in $ millions) 2009 2008 2009 2008 Employee termination benefits 5 4 29 11 Plant/office closures - - - 7 Ticona Kelsterbach plant relocation 3 3 6 5 Clear Lake insurance recoveries - - (6) - Plumbing actions (2) - (3) - Asset impairments - - 1 - Total 6 7 27 23 Other Adjustments: 1 Income Statement (in $ millions) 2009 2008 2009 2008 Classification Ethylene pipeline exit costs - (2) - (2) Other income/expense, net Business optimization 1 9 3 18 SG&A Ticona Kelsterbach plant relocation 1 (2) 2 (4) Cost of sales Plant closures 4 7 8 7 Cost of sales Other 2 (15) 5 (10) 4 Various Total (9) 17 3 23 Total other charges and other adjustments (3) 24 30 46 1 These items are included in net earnings but not included in other charges. 2 June 30, 2009 includes a one-time adjustment to Equity in net earnings (loss) of affiliates of $19 million. June 30, Six Months Ended June 30, Six Months Ended June 30, Three Months Ended Three Months Ended June 30,

Reg G: Reconciliation of Operating EBITDA

Celanese

Segment Data and Reconciliation of Operating Profit (Loss) to Operating EBITDA - a Non-U.S. GAAP Measure

	Three Months Ended June 30,		Six Months Ended June 30,	
(in $ millions)	2009	2008	2009	2008
Net Sales				
Advanced Engineered Materials	184	300	349	594
Consumer Specialties	280	292	546	574
Industrial Specialties	267	386	509	751
Acetyl Intermediates	622	1,067	1,194	2,163
Other Activities [1]	1	1	1	1
Intersegment eliminations	(110)	(178)	(209)	(369)
Total	1,244	1,868	2,390	3,714
Operating Profit (Loss)				
Advanced Engineered Materials	-	37	(19)	67
Consumer Specialties	66	46	132	96
Industrial Specialties	19	20	29	37
Acetyl Intermediates	40	148	52	325
Other Activities [1]	(36)	(44)	(78)	(84)
Total	89	207	116	441
Equity Earnings, Cost - Dividend Income and Other Income (Expense)				
Advanced Engineered Materials	23	11	15	20
Consumer Specialties	53	48	56	48
Industrial Specialties	-	-	-	-
Acetyl Intermediates	4	33	8	62
Other Activities [1]	5	1	11	5
Total	85	93	90	135
Other Charges and Other Adjustments [2]				
Advanced Engineered Materials	(14)	1	(4)	2
Consumer Specialties	3	-	3	1
Industrial Specialties	5	3	8	8
Acetyl Intermediates	4	12	9	20
Other Activities [1]	(1)	8	14	15
Total	(3)	24	30	46
Depreciation and Amortization Expense				
Advanced Engineered Materials	19	19	36	39
Consumer Specialties	12	13	24	27
Industrial Specialties	11	14	24	28
Acetyl Intermediates	28	34	55	66
Other Activities [1]	2	2	4	5
Total	72	82	143	165
Operating EBITDA				
Advanced Engineered Materials	28	68	28	128
Consumer Specialties	134	107	215	172
Industrial Specialties	35	37	61	73
Acetyl Intermediates	76	227	124	473
Other Activities [1]	(30)	(33)	(49)	(59)
Total	243	406	379	787

[1] Other Activities primarily includes corporate selling, general and administrative expenses and the results from captive insurance companies.

[2] *See Table 7.*

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Celanese

Reg G: Equity Affiliate Preliminary Results and Celanese Proportional Share - Unaudited

Equity Affiliate Preliminary Results - Total - Unaudited

(in $ millions)	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
Net Sales				
Ticona Affiliates[1]	267	364	439	717
Infraserv[2]	487	592	997	1,140
Total	754	956	1,436	1,857
Operating Profit				
Ticona Affiliates	9	41	(10)	74
Infraserv	26	29	51	48
Total	35	70	41	122
Depreciation and Amortization				
Ticona Affiliates	19	16	46	39
Infraserv	24	29	47	56
Total	43	45	93	95
Affiliate EBITDA[3]				
Ticona Affiliates	28	57	36	113
Infraserv	50	58	98	104
Total	78	115	134	217
Net Income				
Ticona Affiliates	7	22	(9)	42
Infraserv	16	27	35	25
Total	23	49	26	67
Net Debt				
Ticona Affiliates	245	165	245	165
Infraserv	482	356	482	356
Total	727	521	727	521

Equity Affiliate Preliminary Results - Celanese Proportional Share - Unaudited[4]

(in $ millions)	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
Net Sales				
Ticona Affiliates	123	167	203	330
Infraserv	155	191	318	367
Total	278	358	521	697
Operating Profit				
Ticona Affiliates	4	19	(4)	34
Infraserv	8	9	16	15
Total	12	28	12	49
Depreciation and Amortization				
Ticona Affiliates	9	7	21	17
Infraserv	8	10	15	19
Total	17	17	36	36
Affiliate EBITDA[3]				
Ticona Affiliates	13	26	17	51
Infraserv	16	19	31	34
Total	29	45	48	85
Equity in net earnings of affiliates (as reported on the Income Statement)				
Ticona Affiliates[5]	4	10	(4)	19
Infraserv	4	7	10	8
Total	8	17	6	27
Affiliate EBITDA in excess of Equity in net earnings of affiliates[6]				
Ticona Affiliates	9	16	21	32
Infraserv	12	12	21	26
Total	21	28	42	58
Net Debt				
Ticona Affiliates	111	76	111	76
Infraserv	152	113	152	113
Total	263	189	263	189

[1] Ticona Affiliates includes Polyplastics (45% ownership), Korean Engineering Plastics (50%), Fortron Industries (50%), and Una SA (50%)
[2] Infraserv includes Infraserv Entities valued as equity investments (Infraserv Höchst - 31% ownership, Infraserv Gendorf - 39% and Infraserv Knapsack - 27%)
[3] Affiliate EBITDA is the sum of Operating Profit and Depreciation and Amortization, a non-U.S. GAAP measure
[4] Calculated as the product of figures from the above table times Celanese ownership percentage
[5] June 30,2009 excludes a one-time tax adjustment to Equity in net earnings (loss) of affiliates of $19 million.
[6] Product of Celanese proportion of Affiliate EBITDA less Equity in net earnings of affiliates; not included in Celanese operating EBITDA

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